Exhibit 3.1

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

Company number: 76264

Adopted by special resolution on the 31st day of May, 2018

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

CONTENTS

1.INTERPRETATION1

2.SHARE CAPITAL5

3.ALTERATION OF SHARE CAPITAL8

4.VARIATION OF RIGHTS8

5.REGISTER OF MEMBERS9

6.SHARE CERTIFICATES9

7.LIEN10

8.CALLS ON SHARES11

9.FORFEITURE OF SHARES12

10.TRANSFER OF SHARES14

11.TRANSMISSION OF SHARES15

12.REDEMPTION AND PURCHASE OF SHARES16

13.GENERAL MEETINGS17

14.CLASS MEETINGS18

15.NOTICE OF GENERAL MEETINGS18

16.PROCEEDINGS AT GENERAL MEETINGS20

17.VOTES OF MEMBERS22

18.CORPORATE MEMBERS23

19.DTC SYSTEM VOTING ARRANGEMENTS24

20.DIRECTORS25

21.ALTERNATE DIRECTORS25

22.POWERS OF DIRECTORS25

23.DELEGATION OF DIRECTORS’ POWERS26

24.APPOINTMENT OF DIRECTORS26

i

25.RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS29

26.REMUNERATION AND EXPENSES OF DIRECTORS30

27.EXECUTIVE DIRECTORS30

28.DIRECTORS’ INTERESTS30

29.PROCEEDINGS OF DIRECTORS31

30.MINUTE BOOK33

31.SECRETARY34

32.THE SEAL34

33.AUTHENTICATION OF DOCUMENTS34

34.DIVIDENDS35

35.CAPITALISATION OF PROFITS37

36.ACCOUNTS AND AUDIT38

37.COMMUNICATIONS38

38.WINDING UP43

39.INDEMNITY44

40.FIXING RECORD DATE44

41.NON-APPLICATION OF STANDARD TABLE44

ii

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

1.	INTERPRETATION
1.1	In these Articles, unless the context or law otherwise requires, the following words and expressions shall have the meanings respectively assigned to them below:
1.1.1	“Annual General Meeting” has the meaning ascribed to it in Article 13.2;
1.1.2	“these Articles” means these Articles of Association in their present form or as from time to time amended;
1.1.3	“Auditors” means the auditors of the Company appointed pursuant to these Articles;
1.1.4	“Bankrupt” has the meaning ascribed to it in the Interpretation (Jersey) Law, 1954;
1.1.5

“Clear Days” means, in relation to the period of a Notice, that period excluding the day when the Notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

1.1.6	“Company” means the company incorporated under the Law in respect of which these Articles have been registered;
1.1.7	“Directors” or “Board of Directors” means the directors of the Company for the time being;
1.1.8

“dividend” means a distribution made of the Company’s assets to its Members, in their capacity as members of the Company, whether in cash or otherwise, including by way of shares in the Company issued to members as a bonus issue, with the exception of the following, which shall not be considered a dividend or distribution by the Company:

(a)	a redemption or repurchase of any of the Company’s shares;
(b)	any reduction of capital made in accordance with Part 12 of the Law; or
(c)	a distribution of assets to members of the Company on its winding up;

50615959v10

Exhibit 3.1

1.1.9	“DTC” means the Depository Trust Company or any successor corporation;
1.1.10

“DTC Depositary” means Cede & Co. and/or any other custodian, depositary or nominee of DTC that holds shares under arrangements that facilitate the holding and trading of beneficial interests in such shares in the DTC System;

1.1.11

“DTC Proxy” means, in relation to any shares held by the DTC Depositary, any Person who is, for the purposes of any general meeting or resolution, appointed a proxy (whether by way of instrument of proxy, power of attorney, mandate or otherwise) by (a) the DTC Depositary; or (b) a proxy, attorney or other agent appointed by any other Person whose authority is ultimately derived (whether directly or indirectly) from the DTC Depositary;

1.1.12	“DTC System” means the electronic system operated by DTC by which title to securities or interests in securities may be evidenced and transferred in dematerialised form.
1.1.13	“Electronic” has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
1.1.14	“Exchange Act” has the meaning ascribed to it in Article 24.9;
1.1.15	“Extraordinary General Meeting” has the meaning ascribed to it in Article 13.2;
1.1.16	“Holder” means, in relation to the issued shares in the Company, the Member holding such shares;
1.1.17

“Independent Director” means any member of the Board of Directors that meets the qualifications for independence under the applicable rules and regulations of the U.S. Securities and Exchange Commission and NASDAQ;

1.1.18	“IPO Date” has the meaning ascribed to it in Article 24.1
1.1.19	“the Law” means the Companies (Jersey) Law 1991 and any subordinate legislation from time to time made thereunder, including any statutory modifications or re-enactments for the time being in force;
1.1.20	“Member” means any Person who has agreed to become a Member and whose name is entered in the Register as the Holder of shares in the Company;
1.1.21	“Month” means calendar month;
1.1.22

“NASDAQ” means the NASDAQ Global Select Market, the NASDAQ Global Market or any other stock exchange on which the Company’s Ordinary Shares are then publicly traded (or any applicable successor stock exchange);

1.1.23	“Notice” means a notice in Writing unless otherwise specifically stated;

Exhibit 3.1

1.1.24	“Officer” includes a Secretary but otherwise has the meaning ascribed to it in the Law;
1.1.25	“Ordinary Resolution” means a resolution of the Company in general meeting adopted by a simple majority of the votes cast at that meeting;
1.1.26	“Ordinary Share” means an ordinary share in the capital of the Company of no par value and having the rights attaching thereto prescribed in these Articles;
1.1.27	“Paid Up” includes credited as paid up;
1.1.28	“Persons” includes associations and bodies of persons, whether corporate or unincorporate;
1.1.29

“Preferred Share” means a preferred share in the capital of the Company of no par value designated as a Preferred Share by the Directors and allotted and issued in one or more classes in accordance with the provisions of the Law and these Articles and having the rights provided for in these Articles and in any Statement of Rights. In these Articles, except when referred to under their separate classes, the term Preferred Shares shall mean all such shares;

1.1.30

“Present” means, in relation to general meetings of the Company and to meetings of the Holders of any class of shares, Holders present in person or present by attorney or by proxy or in the case of a corporate shareholder by representative;

1.1.31	“Record Date” has the meaning ascribed to it in Article 15.9;
1.1.32	“Registered Office” means the registered office of the Company;
1.1.33	“Register” means the register of Members required to be kept pursuant to Article 41 of the Law;
1.1.34	“Requisition Notice” means a notice served on the Company pursuant to Article 13.4 convening an Extraordinary General Meeting of the Company;
1.1.35	“Seal” means the common seal of the Company;
1.1.36

“Secretary” means any Person appointed to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and in the event of two (2) or more Persons being appointed as joint secretaries any one or more of the Persons so appointed;

1.1.37

“Signed” includes a signature or representation of a signature affixed by mechanical or other means (including by PDF, facsimile, Electronic mail or email attachment) which is in Writing and where a document is to be signed by a company, an association or a body of Persons the word “Signed” shall be

Exhibit 3.1

construed as including the signature of a duly authorised representative on its behalf as well as any other means by which it would normally execute the document;
1.1.38	“Special Resolution” means a resolution of the Company passed as a special resolution in accordance with the Law;
1.1.39

“Statement of Rights” means, in relation to each class of Preferred Shares, a memorandum approved by the Directors setting out the specific rights and obligations attaching to the Preferred Shares of such class that are in addition to those rights and obligations contained in and determined in accordance with these Articles; and

1.1.40

“in Writing” includes written, printed, telexed, transmitted by Electronic means (including by PDF, Electronic mail or email attachment) or represented or reproduced by any other mode of representing or reproducing words in a visible form.

1.2

Save as defined herein and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Law but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.3	In these Articles, unless the context or law otherwise requires:
1.3.1	words and expressions that are cognate to those defined in Article 1.1 shall be construed accordingly;
1.3.2	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;
1.3.3	words importing the singular number only shall be construed as including the plural number and vice versa;
1.3.4	the words “include” and “including” shall be deemed to be followed by the phrase “without limitation;”
1.3.5	words importing the masculine gender only shall be construed as including the feminine and neuter genders;
1.3.7	the words “regular business” as they relate to a general meeting of the Members shall have the meaning ascribed to them in Article 15.7;
1.3.8

references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed; and

Exhibit 3.1

1.3.9	references to a numbered Article are to the Article so numbered of these Articles.
1.4	The clause and paragraph headings in these Articles are for convenience only and shall not be taken into account in the construction or interpretation of these Articles.
2.	SHARE CAPITAL
2.1

The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and be subject to the conditions contained in these Articles and, to the extent applicable, in the Statement of Rights relating to Preferred Shares of any class.

2.2	The rights attaching to Ordinary Shares are as follows:
2.2.1

As regards income – Subject to the Law and the provisions of these Articles, each Ordinary Share shall confer on the Holder thereof the right to receive such profits of the Company available for distribution as the Directors may declare after any payment to the Members holding shares of any other class other than Ordinary Shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

2.2.2

As regards capital – If the Company is wound up, the Holder of an Ordinary Share shall be entitled, following payment to the Members holding shares of any other class other than Ordinary Shares of all amounts then payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to repayment of the stated amount of the capital paid up thereon and thereafter any surplus assets of the Company then remaining shall be distributed pari passu among the Holders of the Ordinary Shares in proportion to the amounts paid up thereon.

2.2.3

As regards voting – At any general meeting of the Company and any separate class meeting of the Holders of Ordinary Shares, every Holder of Ordinary Shares who is present in person or by proxy shall have one vote for every Ordinary Share of which he is the Holder.

2.2.4	As regards redemption – the Ordinary Shares are not redeemable, unless issued or converted into redeemable Ordinary Shares pursuant to Articles 2.8 or 12.
2.3

The rights and obligations attaching to any Preferred Share shall be determined at the time of issue by the Directors in their absolute discretion. Each Preferred Share shall be issued by the Directors on behalf of the Company as part of a class. The rights and obligations attaching to each class of Preferred Shares in addition to those set out in these Articles shall be set out in a Statement of Rights.

2.4	The Statement of Rights in respect of each class of Preferred Shares may, without limitation, comprise or include:-

Exhibit 3.1

2.4.1	the class to which each Preferred Share shall belong, such class to be designated with a class number and, if the Directors so determine, title;
2.4.2	details of any dividends payable in respect of the relevant class;
2.4.3	details of rights attaching to shares of the relevant class to receive a return of capital on a winding up of the Company;
2.4.4

details of the voting rights attaching to shares of the relevant class (which may provide, without limitation, that each Preferred Share shall have more than one vote on a poll at any general meeting of the Company);

2.4.5

a statement as to whether shares of the relevant class are redeemable (either at the option of the Holder and/or the Company) and, if so, on what terms such shares are redeemable (including, and only if so determined by the Directors, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

2.4.6	a statement as to whether shares of the relevant class are convertible (either at the option of the Holder and/or the Company) and, if so, on what terms such shares are convertible;
2.4.7

any other designations, powers, preferences and relative, participating, optional or other rights, obligations and restrictions, if any, attaching to Preferred Shares of any class as the Directors may determine in their discretion; and/or

2.4.8	the price at which shares of the relevant class shall be issued.
2.5	Once a Statement of Rights has been adopted for a class of Preferred Share, then:-
2.5.1	it shall be binding on Members and Directors as if contained in these Articles;
2.5.2	the provisions of Article 4 shall apply to any variation or abrogation thereof that may be effected by the Company;
2.5.3	each Statement of Rights shall be filed on behalf of the Company with the Registrar of Companies in Jersey pursuant to and in accordance with Article 54 of the Law;
2.5.4

all moneys payable on or in respect of any Preferred Share that is the subject thereof (including the subscription and any redemption moneys in respect thereof) shall be paid in the currency for which such Preferred Share is issued; and

2.5.5

upon the redemption of a Preferred Share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the Holder thereof shall cease to be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register and the share shall thereupon be cancelled.

Exhibit 3.1

2.6

Without prejudice to any special rights for the time being conferred on the Holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided), any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the Directors may from time to time determine.

2.7	The Company may issue fractions of shares in accordance with and subject to the provisions of the Law, provided that:
2.7.1	no Member may subscribe for less than one whole share;
2.7.2	a fraction of a share shall have the corresponding fractional rights, obligations and liabilities as a whole share in determining the entitlement of a Member as regards dividends or on a winding up;
2.7.3	a fraction of a share shall not entitle a Member to a vote in respect thereof; and
2.7.4	if a Member holding a fractional share acquires a further fraction of a share, the fractions shall be treated as consolidated.
2.8

Subject to the provisions of these Articles, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such Persons at such times and generally on such terms and conditions as they think fit. Securities, contracts, warrants or other instruments evidencing any Preferred or Ordinary Shares, option rights, securities having conversion or option rights or obligations may also be issued by the Directors without the approval of the Members (subject to any applicable requirements for Member approval as may be required by NASDAQ) or entered into by the Company upon a resolution of the Directors to that effect on such terms, conditions and other provisions as are fixed by the Directors, including conditions that preclude or limit any Person owning or offering to acquire a specified number or percentage of the shares of the Company in issue, other shares, option rights, securities having conversion or option rights or obligations of the Company or the transferee of such Person from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights or obligations.

2.9

The Directors may allot and issue shares in the Company to any Person without any obligation to first offer such shares to the Members (whether in proportion to the existing shares held by them or otherwise).

2.10

The Company may pay commissions in connection with the issuance of shares as permitted by the Law. Any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

2.11

Except as otherwise provided by these Articles or by the Law, no Person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent,

Exhibit 3.1

future or partial interest in any share or any interest in any fraction of a share or any other right in respect of any share except an absolute right to the entirety thereof in the Holder.
2.12	Subject to the provisions of the Law, the Company may hold as treasury shares any shares purchased or redeemed by it.
3.	ALTERATION OF SHARE CAPITAL
3.1	The Company may by Special Resolution alter its share capital as stated in the Memorandum of Association and these Articles in any manner permitted by the Law.
3.2	Any new shares created on an increase or other alteration of share capital shall be issued upon such terms and conditions as the Company may by Ordinary Resolution determine.
3.3

Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise applicable to the existing shares in the Company.

3.4	Subject to the provisions of the Law, the Company may by Special Resolution reduce its stated capital account in any way.
3.5

Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any Members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit.  In particular, the Directors may sell the shares representing the fractions for the best price reasonably obtainable to any Person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members and the Directors may authorise the Company’s transfer agent (or such other Person as may be designated by the Directors) to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the Directors may arrange for the shares representing the fractions to be entered in the Register as certificated shares. The Person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

4.	VARIATION OF RIGHTS
4.1

Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, in either case with the approval of the Members holding not less than two-thirds of the issued shares of that class (excluding any shares of that class held as treasury shares).

4.2	To every such separate meeting pursuant to Article 4.1, all the provisions of these Articles and of the Law relating to general meetings of the Company or to the

Exhibit 3.1

proceedings thereat shall apply mutatis mutandis except that the necessary quorum shall be a Person or Persons together holding or representing a majority of the issued shares of that class.
4.3	Notwithstanding anything to the contrary that may be contained in these Articles or the Law:
4.3.1

Unless otherwise expressly provided by the applicable conditions of issue of, or Statement of Rights relating to, any shares or class of shares, the rights conferred upon the Holders of any shares or class of shares, regardless of whether they are issued with preferred, deferred or other special rights, shall be deemed not to be varied or abrogated by the creation or issue of further shares or classes of shares, including the creation or issue of (i) any Preferred Shares or any other preferred or preference shares with such special rights attaching to them as may be set out in a Statement of Rights or other terms of issue applicable to such Preferred Shares or other preferred or preference shares, (ii) any other shares or classes of shares ranking ahead, after or pari passu therewith in right to receive distributions or dividends, and (iii) any shares or classes of shares that are granted any other special rights, preferences or privileges;

4.3.2	The rights conferred upon the Holders of a specific class of shares shall be deemed not to be varied or abrogated by the creation or issue of additional shares of such class; and
4.3.3

The rights conferred upon the Holders of any shares or class of shares shall be deemed not to be varied or abrogated by (i) the conversion and redemption of shares in accordance with these Articles or any applicable Statement of Rights, or (ii) any purchase or redemption by the Company of its own shares.

5.	REGISTER OF MEMBERS
5.1

The Directors shall maintain or cause to be maintained a Register in the manner required by the Law. The Register shall be kept at the Registered Office or at such other place in the Island of Jersey as the Directors from time to time determine. In each year, the Directors shall prepare or cause to be prepared and filed an annual return containing the particulars required by Article 41 of the Law.

5.2	The Company shall not be required to enter the names of more than four joint Holders in the Register.
6.	SHARE CERTIFICATES
6.1	Every Member shall be entitled on application to the Company in Writing:
6.1.1	without payment upon becoming the Holder of any shares to one certificate for all the shares of each class held by him and upon transferring a part only of the

Exhibit 3.1

shares comprised in a certificate to a new certificate for the remainder of the shares so comprised; or
6.1.2	upon payment of such reasonable sum for each certificate as the Directors shall from time to time determine to several certificates each for one or more of his shares of any class.
6.2

Following an application to the Company in Writing by the Member pursuant to Article 6.1, a certificate shall be issued within two (2) Months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) and shall be executed by the Company. A certificate may be executed:

6.2.1	if the Company has a Seal, by causing a seal of the Company to be affixed to the certificate in accordance with these Articles; or
6.2.2

whether or not the Company has a Seal, by the signature on behalf of the Company of two (2) Directors or one Director and the Secretary or two (2) authorised Persons and such signature may be affixed to any certificate by facsimile or any other Electronic or mechanical means, or by printing the signature on it. Every certificate shall further specify the shares to which it relates and the amount Paid Up thereon and if so required by the Law the distinguishing numbers of such shares.

6.3

The Company shall not be bound to issue more than one certificate in respect of a share held jointly by several Persons and delivery of a certificate for a share to one of several joint Holders shall be sufficient delivery to all such joint Holders.

6.4

If a share certificate shall be worn out, defaced, lost or destroyed, a duplicate certificate may be issued on payment of such reasonable fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in relation thereto as the Directors think fit.

6.5

Notwithstanding the foregoing, the Company shall not be required to issue a certificate in respect of shares issued to a DTC Depositary unless the DTC Depositary requests that such certificate be issued by notice to the Company, in which case the foregoing provisions shall apply mutatis mutandis.

7.	LIEN
7.1

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable thereon or in respect thereof. The Directors may resolve that any share shall for such period as they think fit be exempt from the provisions of this Article.

7.2	The Company may sell in such manner as the Directors think fit any shares on which the Company has a lien but no sale shall be made unless the monies in respect of which such

Exhibit 3.1

lien exists or some part thereof are or is presently payable nor until fourteen Clear Days have expired after a Notice stating and demanding payment of the monies presently payable and giving Notice of intention to sell in default shall have been served on the Holder for the time being of the shares or the Person entitled thereto by reason of the death, bankruptcy or incapacity of such Holder.

7.3

To give effect to any such sale the Directors may authorise such Person as they deem appropriate to execute an instrument of transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the Holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the Person entitled to the shares at the time of the sale.

8.	CALLS ON SHARES
8.1

The Directors may subject to the provisions of these Articles and to any conditions of allotment from time to time make calls upon the Members in respect of any monies unpaid on their shares and each Member shall (subject to being given at least fourteen Clear Days’ Notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.

8.2	A call may be required to be paid by instalments.
8.3	Before receipt by the Company of any sum due thereunder, a call may be revoked in whole or in part and payment of a call may be postponed in whole or in part.
8.4	A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.
8.5	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
8.6	The joint Holders of a share shall be jointly and severally liable to pay all calls and all other payments to be made in respect of such share.
8.7

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate determined by the Directors but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Exhibit 3.1

8.8

Any sum that by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by or pursuant to the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture, surrender or otherwise shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

8.9	The Directors may on the issue of shares differentiate between the Holders as to the amount of calls to be paid and the times of payment.
8.10

The Directors may if they think fit receive from any Member an advance of monies which have not yet been called on his shares or which have not yet fallen due for payment. Such advance payments shall, to their extent, extinguish the liability in respect of which they are paid. The Company may pay interest on any such advance, at such rate as the Directors think fit, for the period covering the date of payment to the date (the “Due Date”) when the monies would have been due had they not been paid in advance. For the purposes of entitlement to dividends, monies paid in advance of a call or instalment shall not be treated as paid until the Due Date.

9.	FORFEITURE OF SHARES
9.1

If a Member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a Notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest that may have accrued and any costs, charges and expenses that may have been incurred by the Company by reason of such non-payment.

9.2

The Notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of such Notice) on or before which the payment required by the Notice is to be made and the place where payment is to be made and shall state that in the event of non-payment at or before the time appointed and at the place appointed the shares in respect of which the call was made will be liable to be forfeited.

9.3

If the requirements of any such Notice as aforesaid are not complied with, any share in respect of which such Notice has been given may at any time thereafter before payment of all calls and interest due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

9.4

When any share has been forfeited in accordance with these Articles, Notice of the forfeiture shall forthwith be given to the Holder of the share or the Person entitled to the share by transmission as the case may be and an entry of such Notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the entry of the share but no forfeiture shall be invalidated in any manner by any omission or neglect to give such Notice or to make such entry as aforesaid.

Exhibit 3.1

9.5

The Directors may, at any time after serving a Notice in accordance with Article 9.1, accept from the Member concerned the surrender of such shares as are the subject of the Notice, without the need otherwise to comply with the provisions of Articles 9.1 to 9.4. Any such shares shall be surrendered immediately and irrevocably upon the Member delivering to the Company the share certificate for the shares and such surrender shall also constitute a surrender of all dividends declared on the surrendered shares but not actually paid before the surrender. The Company shall, upon such surrender forthwith make an entry in the Register of the surrender of the share with the date thereof but no surrender shall be invalidated in any manner by any omission or neglect to make such entry as aforesaid.

9.6

A forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the Person who was before forfeiture or surrender the Holder thereof or entitled thereto or to any other Person upon such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or other disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited or surrendered share is to be transferred to any Person, the Directors may authorise such Person as they deem appropriate to execute an instrument of transfer of the share to that Person.

9.7

A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the forfeited or surrendered shares and shall (if he has not done so already) surrender to the Company for cancellation the certificate for the shares forfeited or surrendered. Notwithstanding the forfeiture or the surrender such Member shall remain liable to pay to the Company all monies that at the date of forfeiture or surrender were presently payable by him in respect of those shares with interest thereon at the rate at which interest was payable before the forfeiture or surrender or at such rate as the Directors may determine from the date of forfeiture or surrender until payment, provided that the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

9.8

A declaration under oath by a Director or the Secretary (or by an Officer of a corporate Secretary) that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate for the share delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer if the same be so required) constitute good title to the share. The Person to whom the share is sold, re-allotted or disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

Exhibit 3.1

10.	TRANSFER OF SHARES
10.1

Save as otherwise permitted under the provisions under the Law for uncertificated shares or exemptions from the provisions of Article 42(1) of the Law, all transfers of shares shall be effected using an instrument of transfer.

10.2

Save as otherwise permitted under the provisions of the Law in relation to uncertificated shares or exemptions from the provisions of Article 42(1) of the Law, the instrument of transfer of any share shall be in Writing in any usual common form or any form approved by the Directors.

10.3

The instrument of transfer of any share shall be Signed by or on behalf of the transferor and in the case of an unpaid or partly paid share by the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

10.4	The Directors may in their absolute discretion and without assigning any reason therefor:
10.4.1	refuse to register any transfer of partly paid shares or any transfer of shares on which the Company has a lien; and
10.4.2	refuse to register any transfer if such transfer is:
(a)

of shares that were not registered under the U.S. Securities law and such transfer is being made pursuant to an exemption from registration under the U.S. securities laws unless the transferor provides evidence satisfactory to the Directors that such transfer satisfies the terms of such exemption; or

(b)	prohibited by the terms of any contract or undertaking to which the transferor is a party of which the Company is aware,

but shall not otherwise refuse to register a transfer of shares made in accordance with these Articles.

10.5	The Directors may also refuse to register the transfer of a share unless the instrument of transfer:
10.5.1

is lodged at the Registered Office or at such other place as the Directors may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

10.5.2	is in respect of only one class of shares; and
10.5.3	is in favour of not more than four proposed joint transferees.

Exhibit 3.1

10.6

If the Directors refuse to register a transfer of a share they shall within two (2) Months after the date on which the instrument of transfer was lodged with the Company send to the proposed transferor and transferee Notice of the refusal.

10.7

All instruments of transfer relating to transfers of shares that are registered shall be retained by the Company but any instrument of transfer relating to transfers of shares that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

10.8	The registration of transfers of shares or of transfers of any class of shares may not be suspended.
10.9

Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any share.

10.10

In respect of any allotment of any share, the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

11.	TRANSMISSION OF SHARES
11.1

In the case of the death of a Member, the survivor or survivors where the deceased was a joint Holder and the executors or administrators of the deceased where he was a sole or only surviving Holder shall be the only Persons recognised by the Company as having any title to his interest in the shares but nothing in this Article shall release the estate of a deceased joint Holder from any liability in respect of any share that had been jointly held by him.

11.2

Any Person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Member may, upon such evidence as to his title being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as the Holder of the share or to have some other Person nominated by him registered as the Holder thereof.

11.3

If the Person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a Notice Signed by him stating that he so elects. If he shall elect to have another Person registered, he shall testify his election by an instrument of transfer of the share in favour of that Person. All the limitations restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such Notice or instrument of transfer as aforesaid as if it were an instrument of transfer executed by the Member and the death, bankruptcy or incapacity of the Member had not occurred.

11.4

A Person becoming entitled to a share by reason of the death, bankruptcy or incapacity of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the Holder of the share except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to exercise any right

Exhibit 3.1

conferred by membership in relation to meetings of the Company.  The Directors may at any time give Notice requiring any such Person to elect either to be registered himself or to transfer the share and, if the Notice is not complied with within one Month, such Person shall be deemed to have so elected to be registered himself and all the restrictions on the transfer and transmission of shares contained in these Articles shall apply to such election.

12.	REDEMPTION AND PURCHASE OF SHARES
12.1	Subject to any rights for the time being conferred on the Members holding a particular class of shares, the Company may by its Directors:
12.1.1

issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable shares, on the terms and in the manner its Directors determine before the issue of those shares;

12.1.2

convert existing non-redeemable shares, whether issued or not, into shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable shares, on the terms and in the manner its Directors determine before the conversion of those shares; and

12.1.3	purchase all or any shares of any class including any redeemable shares.
12.2	The Company may hold shares acquired by way of purchase or redemption of shares as treasury shares in a manner authorised by Article 58A of the Law.
12.3

Where the Company converts any issued shares into redeemable shares for the purposes of facilitating a repurchase, redemption or other buy back of shares, the Company may only convert and repurchase, buy back or redeem those shares of a Member who has provided his or her prior consent (which consent shall be deemed to have been given if such Member tenders his or her shares for conversion, repurchase, buy back or redemption and regardless of whether or not such Member is aware that the Company is the purchaser of his or her shares in such transaction), and there shall be no obligation on the Directors or Company to offer to convert and repurchase, buy back or redeem any other shares held by any other Members and no Member shall have any rights to require their shares to be considered for conversion and redemption.

12.4

The Company may make a payment in respect of the repurchase, buy back or redemption of shares in any manner authorised by the Law, including out of capital and otherwise than out of its profits or the proceeds of a fresh issue of shares.

12.5	When making a payment in respect of the repurchase, buy back or redemption of shares the Directors may make the payment in cash or in kind (or partly in one way and partly in the other way).
12.6	Upon the date of redemption or purchase of a share:

Exhibit 3.1

12.6.1	the Member holding that share shall cease to be entitled to any rights in respect of the share other than the right to receive the following:
12.6.1.1	the price for the share; and
12.6.1.2	unless expressly agreed otherwise to the contrary between that Member and the Company, any dividend declared in respect of the share prior to the date of redemption or purchase;
12.6.2	the Member's name shall be removed from the register of members with respect to the share; and
12.6.3	the share shall be cancelled or become a treasury share.
12.7	For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.
13.	GENERAL MEETINGS
13.1

The Company shall, in accordance with the Law and all applicable laws, rules and regulations to which the Company is subject by virtue of the listing of its shares on NASDAQ, hold a general meeting in each calendar year as its Annual General Meeting at such time and place as may be determined by the Directors.  The first Annual General Meeting following the adoption of these Articles will be held within the time period specified by the Law or such applicable laws, rules and regulations applicable to the Company’s listing on NASDAQ.

13.2	The above-mentioned general meeting shall be called the “Annual General Meeting”. All other general meetings shall be called “Extraordinary General Meetings”.
13.3	The Directors may, whenever they think fit, convene an Extraordinary General Meeting of the Company.
13.4

The Directors shall also convene an Extraordinary General Meeting of the Company if requisitioned to do so by Members holding not less than one-tenth of the total voting rights of the Members of the Company who have the right to vote at the meeting requisitioned (or such other voting rights threshold as may be prescribed by the Law from time to time hereafter).

13.5

The Requisition Notice served on the Company pursuant to Article 13.4 shall be signed by or on behalf of the requisitionists and deposited at the Registered Office of the Company, and may consist of several documents in similar form from each signed by or on behalf of one or more requisitionists.

13.6

The Requisition Notice shall state the objects of the Requisitioned Meeting and shall be accompanied by supporting documents relevant to these objects.  The Requisition Notice shall also be accompanied by Written evidence from the requisitionists (in form and

Exhibit 3.1

substance satisfactory to the Company) of the total voting rights then held by the requisitionists.
13.7

For the purposes of Article 15.7A, the objects of any meeting that is requisitioned by Members in accordance with Article 13.4 shall be considered non-regular business unless the Directors in their absolute discretion determine otherwise.

13.8

No business other than that stated in the Notice of the meeting shall be transacted or considered at any Extraordinary General Meeting that is not called at the instigation of the Directors (unless the Directors in their absolute discretion deem it to be relevant, related or incidental to the business stated in the Notice of that meeting).

14.	CLASS MEETINGS

Save as otherwise provided in these Articles or in any Statement of Rights, all the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis to every class meeting. Each Director shall also be entitled, unless he has notified the Secretary in Writing of his contrary desire, to receive Notice of all class meetings. Subject to the provisions of these Articles and any Statement of Rights, at any class meeting the Holders of shares of the relevant class shall on a poll have one vote in respect of each share of that class held by them.

15.	NOTICE OF GENERAL MEETINGS
15.1

At least fourteen (14) Clear Days’ Notice (or such longer period of time as may be required by these Articles and all applicable laws, rules and regulations to which the Company is subject by virtue of the listing of its shares on NASDAQ) shall be given of every Annual General Meeting and of every Extraordinary General Meeting, including every general meeting called for the passing of a Special Resolution.

15.2	A meeting of the Company shall, notwithstanding that it is called by shorter Notice than that specified in Article 15.1, be deemed to have been duly called if it is so agreed:
15.2.1	in the case of an Annual General Meeting, by all the Members entitled to attend and vote thereat; and
15.2.2

subject always to Article 15.6A, in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting and which Members collectively hold not less than ninety-five per cent of the total voting rights of the Members who have that right.

15.3

Subject always to Article 15.6A, every Notice shall specify the place, the day and the time of the meeting and the general nature of the business to be transacted.  Every Notice of an Annual General Meeting shall also identify the meeting as such.

15.4

Subject to the provisions of these Articles and to any restrictions imposed on any shares, Notice of every general meeting shall be given to all the Members, to the Auditors (if any) and to every Director.

Exhibit 3.1

15.5

In every Notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

15.6	The accidental omission to give Notice of a meeting to or the non-receipt of Notice of a meeting by any Person entitled to receive Notice shall not invalidate the proceedings at that meeting.
15.6A

The Company shall give at least 60 Clear Days’ Notice (or (i) such shorter period of time as may be required by the Law, or (ii) such other period of time as may be determined by the Directors in their absolute discretion but being not less than 14 Clear Days’ Notice) of any Extraordinary General Meeting at which non-regular business is to be transacted.  Such Notice shall specify the general nature of such business and shall be accompanied by the supporting documents required by Article 15.7A.  If any resolution is to be proposed at such Extraordinary General Meeting as a Special Resolution, the Notice shall contain a statement to that effect.

15.7	For the purposes of these Articles, “regular business” shall mean:
15.7.1	declaring dividends;
15.7.2	considering and adopting the accounts, the reports of the Directors (if any) and Auditors and other documents required to be annexed to the accounts;
15.7.3	appointing or re-appointing Directors at an Annual General Meeting to fill vacancies arising at the meeting on retirement;
15.7.4	re-appointing the retiring Auditors unless they were last appointed otherwise than by the Company at an Annual General Meeting; or

15.7.5	such other business as the Directors shall in their absolute discretion determine to be regular business;

and therefore non-regular business shall be any business not contemplated in Articles 15.7.1 to 15.7.5 above.

15.7A

Any Notice for which non-regular business is proposed shall be accompanied by Written proposals in relation to the non-regular business to be considered at the meeting that must comply with all laws, rules and regulations applicable to the Company by virtue of the listing of its shares on NASDAQ and that must provide sufficient detail (as determined by the Directors) to enable Members to properly consider the non-regular business proposed for such meeting.

15.8

Any Member Present at any meeting of the Company shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Exhibit 3.1

15.9

For the purposes of determining which persons are entitled to Notice of or to attend or vote at a meeting and how many votes such person may cast, the record date for that meeting shall be, unless specified to the contrary in the Notice of the meeting, the day immediately preceding the day on which the Notice of the meeting is sent to Members, such date being the “Record Date” for such meeting.

16.	PROCEEDINGS AT GENERAL MEETINGS
16.1

No business (other than the appointment of a chairman) shall be transacted at any general meeting except the adjournment of the meeting unless a quorum of Members is Present at the time when the meeting proceeds to business. Such quorum shall consist of one or more Members Present who hold or represent shares conferring not less than a majority of the total voting rights of all the Members entitled to vote at the general meeting provided that where the Company has more than one Member, if only one Member is Present at a meeting in order for the meeting to be quorate, the chairman of the meeting must be a Person other than the Member Present, and provided that if at any time all of the issued shares in the Company are held by one Member such quorum shall consist of that Member Present.

16.2

If a Member is by any Electronic means in communication with the other Members at a meeting so that each Member participating in the meeting can hear what is said by all other Members so participating in the meeting, whether physically present at the meeting or participating by means of Electronic communication, such Member shall be deemed to be Present at a meeting with the other Members so participating notwithstanding that all the Members so participating are not Present together in the same place. A meeting at which any or all of the Members participate as aforesaid shall be deemed to be a general meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis to every such meeting.

16.3

If within half-an-hour from the time appointed for the meeting a quorum is not Present or if during the meeting a quorum ceases to be Present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the Directors shall determine. The Record Date for an adjourned meeting shall be the Record Date of the original meeting for which the adjourned meeting has been convened.

16.4

In the absence of the Notice specifying another Director to preside as chairman of that general meeting, the chairman of the Directors shall preside as chairman at every general meeting of the Company.

16.5

If at any meeting the stipulated chairman of the meeting (or the alternate designated in the Notice) is not Present within fifteen minutes after the time appointed for holding the meeting, the meeting shall stand adjourned.

16.6	The chairman of the general meeting may in his absolute discretion and without the need for the consent of any meeting at which a quorum is Present (and shall if so directed by

Exhibit 3.1

the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

16.7

When a meeting is adjourned for thirty days or more, Notice of the adjourned meeting shall be given as in the case of the original meeting.  Save as aforesaid and subject always to Articles 15.6A, 15.7A and 24.7, it shall not be necessary to give any Notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

16.8

At any general meeting, all voting shall be conducted on the basis of a poll, which poll shall be undertaken in such manner as the chairman of the meeting directs, including for these purposes by way of Electronic voting.

16.9	The voting results of any poll undertaken at a general meeting shall be deemed to be the resolution of the matters for which a vote of the Members was required.
16.10	In the event of an equality of votes at any general meeting, the chairman shall not be entitled to a second or casting vote.
16.11

A poll for any voting demanded at the general meeting on a question of adjournment shall be taken forthwith.  A poll for any voting demanded on any other question shall be taken either forthwith or on such day and at such time and place as the chairman of the general meeting directs, provided always that for matters for which either Article 15.6A or 24.7 apply, the date of voting on such matters shall take place in accordance with the requirements of those Articles.

16.12

A demand at a general meeting for a poll to be conducted so as to vote on a matter shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the voting has been so demanded.

16.13	The Members may not pass Ordinary or Special Resolutions in Writing and any Written resolutions of the Members shall be void and of no effect.
16.14

The Directors may, for the purpose of facilitating the organisation and administration of any general meeting, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or otherwise as the Directors shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether stated in the Notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

16.15

The Directors may make any arrangement and impose any restriction they consider in their absolute discretion appropriate to ensure the security of a meeting including the searching of a Person attending the meeting and the restriction of the items of personal

Exhibit 3.1

property that may be taken into the meeting place. The Directors are entitled to refuse entry to a meeting to a Person who refuses to comply with these arrangements.
17.	VOTES OF MEMBERS
17.1	All voting of Members shall be conducted on the basis of a poll.
17.2

Subject to any special rights restrictions or prohibitions as regards voting for the time being attached to any shares as may be specified in the terms of issue thereof, any Statement of Rights or these Articles, every Member Present (including Members represented by proxy) shall have one vote for each share of which he is the Holder.

17.3

In determining the number of votes cast for or against a proposal, shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum for the general meeting but not for purposes of determining the number of votes cast for or against the proposal.

17.4

In the case of joint Holders of any share, such Persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether personally or by proxy in their name. In default of such election the Person whose name appears first in order in the Register in respect of such share shall be the only Person entitled to vote in respect thereof.

17.5

A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island of Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or a poll, by his attorney, curator, receiver or other Person authorised in that behalf appointed by that court and any such attorney, curator, receiver or other Person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator, receiver or other Person may be required by the Directors prior to any vote being exercised by such attorney, curator, receiver or other Person.

17.6

No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company of which he is Holder or one of the joint Holders have been paid.

17.7

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

17.8	On a poll, votes may be given either personally or by proxy (including through Electronic means).
17.9	The Directors may at the expense of the Company send by post or other Electronic means to the Members instruments of proxy (with or without provision for their return prepaid)

Exhibit 3.1

for use at any general meeting or at any separate meeting of the Holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other Persons. If for the purpose of any meeting invitations to appoint as proxy a Person or one or more of a number of Persons specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the Members entitled to be sent a Notice of the meeting and to vote thereat by proxy.

17.10

The instrument appointing a proxy shall be in Writing in any common form (which shall include for these purposes in Electronic form) or as approved by the Directors and shall be under the hand of the appointor or of his attorney duly authorised in Writing or if the appointor is a corporation either under seal or under the hand of a duly authorised officer, attorney or other representative. A proxy need not be a Member.

17.11	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is Signed or a notarially certified copy of that power or authority shall:
17.11.1

be deposited at or sent to the Registered Office or at such other place, which may for these purposes include being sent to the Company Electronically, as is specified for that purpose by the Notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

17.11.2	be delivered at the meeting at which it shall be voted, including for these purposes Electronically, to the chairman of the meeting.
17.12

An instrument of proxy which is not deposited or sent in the manner so required by Article 17.11 above shall be valid only if it is approved by the Directors or all the other Members who are Present at the meeting.

17.13	Unless the contrary is stated thereon, the instrument appointing a proxy for a meeting shall be as valid for any adjournment of the meeting as for the meeting to which it relates.
17.14

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no Notice in Writing of such death, insanity or revocation shall have been received by the Company at the Registered Office before the Record Date for the meeting or adjourned meeting at which such vote is cast.

18.	CORPORATE MEMBERS
18.1

Any body corporate that is a Member may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of Members (or of any class of Members) and the Person so authorised shall be entitled to exercise on behalf of the body corporate that he represents the same powers as that body corporate could exercise if it were an individual.

Exhibit 3.1

18.2

Where a Person is authorised to represent a body corporate at a general meeting of the Company, the Directors or the chairman of the meeting may require him to produce a certified copy of the resolution from which he derives his authority.

19.	DTC SYSTEM VOTING ARRANGEMENTS
19.1

For the purpose of facilitating the giving of voting instructions for any general meeting by any Person who holds, or holds interests in, beneficial interests in shares that are held and traded in the DTC System:

19.1.1

each DTC Proxy may appoint (whether by way of instrument of proxy, power of attorney, mandate or otherwise) more than one Person as its proxy in respect of the same general meeting or resolution provided that the instrument of appointment shall specify the number of shares in respect of which the proxy is appointed and only one proxy may attend the general meeting and vote in respect of any one share;

19.1.2

each DTC Proxy may appoint (by power of attorney, mandate or otherwise) an agent (including a proxy solicitation agent or similar Person) for the purposes of obtaining voting instructions and submitting them to the Company on behalf of that DTC Proxy, whether in hard copy form or Electronic form;

19.1.3

each instrument of appointment made by a DTC Proxy or its agent shall, unless the Company is notified to the contrary in Writing at least three (3) hours before the start of the meeting (or adjourned meeting), be deemed to confer on the relevant proxy or agent the power and authority to appoint one or more sub-proxies or sub-agents or otherwise sub-delegate any or all of its powers to any Person;

19.1.4

the Directors may accept any instrument of appointment made by a DTC Proxy or its agent as sufficient evidence of the authority of that DTC Proxy or agent or require evidence of the authority under which any such appointment has been made; and

19.1.5	the Directors may, to give effect to the intent of this Article:
19.1.5.1

make such arrangements, either generally or in any particular case, as they think fit (including making or facilitating arrangements for the submission to the Company of voting instructions on behalf of DTC Proxies, whether in hard copy form or Electronic form);

19.1.5.2	make such regulations, either generally or in any particular case, as they think fit, whether in addition to, or in substitution for, any other provision of these Articles; and
19.1.5.3	do such other acts and things as they consider necessary or desirable (including approving the form of any instrument of appointment of proxy or agent, whether in hard copy form or Electronic form).

Exhibit 3.1

19.2

If any question arises at or in relation to a general meeting as to whether any Person has been validly appointed as a proxy or agent by a DTC Proxy or its agent to vote (or exercise any other right) in respect of any Ordinary Shares:

19.2.1	if the question arises at a general meeting, the question will be determined by the chairman of the meeting in his sole discretion; or
19.2.2	if the question arises otherwise than at a general meeting, the question will be determined by the Directors in their sole discretion.
19.3

The decision of the chairman of the meeting or the Directors (as applicable), which may include declining to recognise a particular appointment as valid, will, if made in good faith, be final and binding on all Persons interested.

20.	DIRECTORS
20.1

The Directors shall determine the maximum and minimum number of Directors and unless and until otherwise so determined, and subject to the provisions of the Law, the number of Directors shall not be less than two (2) nor more than thirteen (13).

20.2

A Director need not be a Member but he shall be entitled to receive Notice of any general meeting and, subject to Article 14, all separate meetings of the Holders of any class of shares in the Company. Whether or not a Director is entitled to receive such Notice, he may nevertheless attend and speak at any such meeting.

21.	ALTERNATE DIRECTORS
21.1	No Director shall have the power or authority to appoint an alternate director to attend and vote in his place at any meetings of Directors at which he is not personally present..
21.2	Any purported appointment of another Director or Person as an alternate director for a Director shall be null and void in all respects.
22.	POWERS OF DIRECTORS
22.1

The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not by virtue of the Law or these Articles required to be exercised by the Company in general meeting.

22.2

The Directors’ powers shall be subject to the provisions of these Articles, to the provisions of the Law and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by the Company in general meeting pursuant to a Special Resolution but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

Exhibit 3.1

22.3

The Directors may by power of attorney, mandate or otherwise appoint any Person to be the agent of the Company for such purposes and on such conditions as they determine including authority for the agent to delegate all or any of his powers.

23.	DELEGATION OF DIRECTORS’ POWERS
23.1

The Directors may delegate any of their powers to committees consisting of such Director or Directors or such other Persons as they shall in their absolute discretion think fit.  Any committee so formed shall in the exercise of the powers so delegated (which may include authority to sub-delegate all or any of the powers so delegated) conform to any regulations that may be imposed on it by the Directors.

23.2

The meetings and proceedings of any such committee consisting of two (2) or more Persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article.

24.	APPOINTMENT OF DIRECTORS
24.1

For the purposes of this Article 24, each Director shall be elected by a vote passed by way of an Ordinary Resolution and in accordance with the voting provisions described more fully in Article 17 above.  Solely for purposes of the election of Directors, the Directors (other than those Directors, if any, elected by the Holders of any class of Preferred Shares, voting separately as a class or together with one or more other such classes, as the case may be) are currently divided into (3) classes, as nearly equal in size as possible, designated Class I, Class II and Class III. Directors already in office and nominated proposed new directors upon the date of the adoption of these Articles have previously been assigned to their respective classes. At the 2018 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting.  At the 2018 Annual General Meeting, those nominated new Directors designated as Class II directors shall be elected to hold office for terms expiring at the 2020 Annual General Meeting.  At the 2019 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2020 Annual General Meeting.  At the 2020 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting.  Thereafter all directors shall be elected for terms expiring at the next Annual Meeting.

24.2

Any Director shall hold office until the Annual General Meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25.  Any Director elected by Members or appointed by the Board to fill a vacancy or as an additional Director shall hold office for a term that shall coincide with the remaining term for which such Director shall have been chosen and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25.

Exhibit 3.1

24.3	[RESERVED]
24.4	In default a Director whose term expires at an Annual General Meeting shall be deemed to have been re-elected except in any of the following cases:
24.4.1	where at such meeting it is expressly resolved (by way of an Ordinary Resolution) not to fill the vacancy;
24.4.2	where an Ordinary Resolution for the re-election of the retiring Director is put to the meeting and lost; or
24.4.3	where the retiring Director has given notice to the Company that he is unwilling to be re-elected.
24.5	The retirement and re-election of Directors shall not have effect until the conclusion of the Annual General Meeting.
24.6

A majority of the Directors then in office, acting upon the recommendation of the Independent Directors (or a committee thereof), shall have power at any time and from time to time to appoint any person to be a Director to fill Director vacancies resulting from any of the circumstances described in Article 25 below.  Any Director who is so appointed shall hold office until the Annual General Meeting at which the Director he has replaced would have been due to retire and be made eligible for re-election under Article 24.2.

24.7

No person other than a Director retiring at the meeting shall, unless recommended by a majority of the Directors or the Independent Directors (or a committee thereof) for election, be eligible for appointment as a Director at any meeting unless no more than one hundred and twenty (120) and at least ninety (90) Clear Days’ notice expiring the anniversary of the preceding Annual General Meeting of the Company, and containing the information set out in the last sentence of this Article 24.7, shall be given to the Company of the intention of any Member or Members holding at least one tenth (1/10th) of the total voting rights of the Members who have the right to vote at general meetings to propose any person for election to the office of Director at the Annual General Meeting in that year, provided that (a) in the case of the first Annual General Meeting to be held in 2016, and (b) in the case of each subsequent Annual General Meeting beginning in 2017 whose date is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, such Notice must be received by the Company no earlier than one hundred and twenty (120) Clear Days prior to that meeting and no later than the later of sixty (60) Clear Days prior to the date of that meeting or the tenth (10th) Clear Day following the day on which public announcement of the date of that meeting was first made by the Company.

24.8

In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of Notice as described in this Article.

Exhibit 3.1

24.9

Notice to the Company from any relevant Member or Members sent pursuant to this Article shall set forth each person whom the Member or Members propose to nominate for election or re-election as a Director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the United States Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s Written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and shall be accompanied by notice in Writing signed by the person to be proposed of his or her willingness to be elected.

24.10

No person shall be eligible to be nominated by a Member to serve as a Director unless nominated in accordance with the procedures set forth in this Article 24. The chairman of the Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed hereby, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, unless otherwise required by the Law, if the Member (or a qualified representative of the Member) does not appear at any such meeting of the Company to present a nomination such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Article 24.10, to be considered a qualified representative of the Member, a person must be a duly authorised officer, manager or partner of such Member or must be authorised in Writing by such Member or an Electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such Writing or Electronic transmission, or a reliable reproduction of the Writing or Electronic transmission, at the meeting.

24.11

Without limiting the foregoing provisions, a Member shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article 24 provided that any references in these Articles to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations pursuant to this Article 24, and compliance with this Article 24 shall be the exclusive means for a Member to make nominations.

24.12	The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Law.
24.13

In addition to the foregoing, a Director may be appointed by a majority of the Directors. Any appointment may be to fill a vacancy or as an additional Director. Any resolution by the Directors to appoint a Director pursuant to this Article shall also specify the class (if any) to which the Director shall be designated.

25.	RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS
25.1	The office of a Director shall be vacated if the Director:

Exhibit 3.1

25.1.1	resigns his office by Notice to the Company;
25.1.2	dies or is declared legally incapacitated;
25.1.3	ceases to be a Director by virtue of any provision of the Law or he becomes prohibited or disqualified by the Law or the laws, rules and regulations of NASDAQ from being a Director;
25.1.4	becomes Bankrupt or makes any arrangement or composition with his creditors generally;
25.1.5	becomes of unsound mind;
25.1.6	is removed from office by Ordinary Resolution of the Company as a result of:
(a)	the Director’s conviction (with a nolo contendere plea deemed to be a conviction) of a serious felony involving:
(i)	moral turpitude; or
(ii)	a violation of United States federal or state securities laws,

but specifically excluding any conviction based entirely on vicarious liability; or

(b)

the Director’s commission of any material act of dishonesty (such as embezzlement) resulting or intended to result in material personal gain or enrichment of such Director at the expense of the company or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, and for these purposes nolo contendere, felony and moral turpitude shall have the meanings given to them by the laws of the United States of America or any relevant state thereof and shall include any equivalent acts in any other jurisdiction; or

25.1.7	receives Notice signed by not less than two-thirds (2/3rd) of the other Directors stating that he should cease to be a Director.
25.2

Notwithstanding any other provision of these Articles, whenever the Holders of one or more classes of Preferred Shares shall have the right, voting separately as a class, to elect Directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Statement of Rights applicable thereto, and such Directors so elected shall not be subject to the provisions of Articles 24 and 25 unless otherwise provided therein.

26.	REMUNERATION AND EXPENSES OF DIRECTORS
26.1	The Directors shall be entitled to such remuneration as the Directors may determine subject to any limitation as the Company may by Ordinary Resolution determine.

Exhibit 3.1

26.2

The Directors shall be paid out of the funds of the Company their travelling hotel and other expenses properly and necessarily incurred by them in connection with their attendance at meetings of the Directors or Members or otherwise in connection with the discharge of their duties.

27.	EXECUTIVE DIRECTORS
27.1

The Directors may from time to time appoint one or more of their number to the office of managing director or to any other executive office under the Company on such terms and for such periods as they may determine.

27.2

The appointment of any Director to any executive office shall be subject to termination if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

27.3

The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

28.	DIRECTORS’ INTERESTS
28.1

A Director who has, directly or indirectly, a material interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company that to a material extent conflicts or may conflict with the interests of the Company and of which he is aware, shall disclose to the Company the nature and extent of his interest.

28.2	For the purposes of Article 28.1:
28.2.1

the disclosure shall be made at the first meeting of the Directors at which the transaction is considered after the Director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any reason he fails to do so at such meeting, as soon as practical after the meeting, by Notice in Writing delivered to the Secretary;

28.2.2	the Secretary, where the disclosure is made to him shall inform the Directors that it has been made and shall in any event table the Notice of the disclosure at the next meeting after it is made;
28.2.3

a disclosure to the Company by a Director in accordance with Article 28.1 that he is to be regarded as interested in a transaction with a specified Person is sufficient disclosure of his interest in any such transaction entered into after the disclosure is made; and

28.2.4	any disclosure made at a meeting of the Directors shall be recorded in the minutes of the meeting.

Exhibit 3.1

28.3

Subject to the provisions of the Law, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

28.4

Subject to the provisions of the Law, and provided that he has disclosed to the Company the nature and extent of any of his material interests in accordance with Article 28.1, a Director notwithstanding his office:

28.4.1	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;
28.4.2

may be a director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested;

28.4.3

shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

28.4.4	may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
29.	PROCEEDINGS OF DIRECTORS
29.1	The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit.
29.2

A Director may at any time and the Secretary at the request of a Director shall summon a meeting of the Directors by giving to each Director not less than twenty-four hours’ Notice of the meeting provided that any meeting may be convened at shorter Notice and in such manner as each Director shall approve and provided further that, unless otherwise resolved by the Directors, Notices of Directors’ meetings need not be in Writing.

29.3	Questions arising at any meeting shall be determined by a majority of votes.
29.4	In the case of an equality of votes, the chairman shall not have a second or casting vote.
29.5

A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be such number that represents a majority of the Directors then in office.

Exhibit 3.1

29.6

A Director notwithstanding his interest may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, provided he has made the disclosure required by Article 28.1, he may vote in respect of any such contract or arrangement except those concerning his own terms of appointment.

29.7

If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating notwithstanding that all the Directors so participating are not present together in the same place.

29.8

The continuing Directors or Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum or becomes less than the number required by the Law, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting of the Company. If there are no Directors or no Director is able or willing to act, then any Member or the Secretary may summon a general meeting for the purpose of appointing Directors.

29.9

The Directors may from time to time elect from their number, and remove, a chairman and/or deputy chairman and/or vice-chairman of the Board of Directors and determine the period for which they are to hold office.

29.10

The chairman, or in his absence the deputy chairman, or in his absence the vice-chairman, shall preside at all meetings of the Directors but if no such chairman, deputy chairman or vice-chairman be elected or if at any meeting the chairman, deputy chairman or vice-chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the chairman of the meeting.

29.11

A resolution in Writing Signed by all the Directors entitled to receive Notice of a meeting of Directors or of a committee of Directors shall be valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly convened and held and may consist of several documents in like form each Signed by one or more Directors.

29.12

All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any Person acting as a Director shall notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or Person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

30.	MINUTE BOOK
30.1	The Directors shall cause to be entered in books kept for the purpose:

Exhibit 3.1

30.1.1	the minutes of all proceedings at general meetings, class meetings, Directors’ meetings and meetings of committees appointed by the Directors;
30.1.2	all resolutions in Writing passed in accordance with these Articles;
30.1.3	every memorandum in Writing of a Sole Member-Director Contract (as defined in Article 30.3) which is drawn up pursuant to Article 30.3;
30.1.4	every record in Writing of a Sole Member’s Decision (as defined in Article 30.4); and
30.1.5	all such other records as are from time to time required by the Law or, in the opinion of the Directors, by good practice to be minuted or retained in the books of the Company.
30.2

Any minutes of a meeting of Directors or of any meeting of committees appointed by the Directors, if purporting to be Signed by the chairman of the meeting at which the proceedings were had (or by such other Person as the chairman of the meeting may have designated, including the Secretary or secretary pro tem of that meeting) or by the chairman of the next succeeding meeting shall be conclusive evidence of the proceedings.

30.3

This Article 30.3 applies where the Company has only one Member and that Member is also a Director. If the Company, acting otherwise than in the ordinary course of its business, enters into a contract with such Member (a “Sole Member-Director Contract”) and that Sole Member-Director Contact is not in Writing, the terms thereof shall be:

30.3.1	set out in a memorandum in Writing;
30.3.2	recorded in the minutes of the first meeting of the Directors following the making of the contract; or
30.3.3	recorded in such other manner or on such other occasion as may for the time being be permitted or required by the Law.
30.4

This Article 30.4 applies where the Company has only one Member and that Member has taken a decision that may be taken by the Company in general meeting and that has effect in law as if agreed by the Company in general meeting (a “Sole Member’s Decision”). A Sole Member’s Decision may (without limitation) be taken by way of resolution in Writing but if not so taken, the sole Member shall provide the Company with a record in Writing of his decision as soon as practicable thereafter.

31.	SECRETARY
31.1	The Secretary shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by the Directors.

Exhibit 3.1

31.2

Anything required or authorised to be done by or to the Secretary may if the office is vacant or there is for any other reason no secretary capable of acting be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting by or to any Person authorised generally or specifically in that behalf by the Directors.

31.3	The Company shall keep or cause to be kept at the Registered Office a register of particulars with regard to its Secretary in the manner required by the Law.
32.	THE SEAL
32.1

The Directors may determine that the Company shall have a Seal. Subject to the Law, if the Company has a Seal the Directors may determine that it shall also have an official seal for use outside of the Island and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued.

32.2

The Directors shall provide for the safe custody of all seals and no seal shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

32.3

The Directors may from time to time make such regulations as they think fit determining the Persons and the number of such Persons who shall sign every instrument to which a seal is affixed and until otherwise so determined every such instrument shall be Signed by one Director and by the Secretary or by a second Director.

32.4	The Company may authorise an agent appointed for the purpose to affix any seal of the Company to a document to which the Company is a party.
33.	AUTHENTICATION OF DOCUMENTS
33.1

Any Director or the Secretary or any Person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles), any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts.

33.2

Where any books, records, documents or accounts of the Company are situated elsewhere than at the Registered Office, the local manager or other Officer or the company having the custody thereof shall be deemed to be a Person appointed by the Directors for the purposes set out in Article 33.1.

34.	DIVIDENDS
34.1	Subject to each Statement of Rights and the provisions of the Law, the Directors may from time to time declare dividends and fix the time for payment thereof.

Exhibit 3.1

34.2	Subject to the provisions of the Law and any Statement of Rights, the Directors may if they think fit from time to time pay to the Members such interim dividends as they may determine.
34.3

Subject to the Law, the Directors may, in respect of any dividend or dividends, offer to Holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

34.3.1

the basis of allotment shall be determined by the Directors so that each Holder of Ordinary Shares is entitled to such number of new Ordinary Shares whose aggregate value is as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such Holder has elected to forgo. For this purpose, the value of an Ordinary Share shall be equal to the final reported per share closing price as quoted for the Ordinary Shares on NASDAQ, on the day on which quotations in respect of the Ordinary Shares are first given ex the relevant dividend and the four subsequent trading days;

34.3.2

the Directors shall give notice to Holders of Ordinary Shares of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and

34.3.3	the latest date and time by which duly completed forms of election must be lodged in order to be effective;
34.3.4

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on Ordinary Shares in respect of which an election has been made and in lieu thereof additional Ordinary Shares shall be allotted to the holders of such shares on the basis of allotment determined as aforesaid. For that purpose, the Directors shall appropriate out of any amount for the time being standing to the credit of reserves or profit and loss account as the Directors may determine a sum equal to the aggregate number of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new Ordinary Shares on such basis;

34.3.5

the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu); and

34.3.6

the Directors may on any occasion determine that rights of election shall not be made available to any Holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

Exhibit 3.1

34.4

Subject to the provisions of the Law, these Articles and any Statement of Rights, if at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares which confer on the Holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the Holders thereof preferential rights with regard to dividend.

34.5	Subject to the provisions of the Law, the Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate.
34.6

Provided the Directors act bona fide they shall not incur any personal liability to the Holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

34.7

Subject to any particular rights or limitations as to dividends for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued, all dividends shall be declared, apportioned and paid pro rata according to the amounts Paid Up on the shares on which the dividend is paid (otherwise than in advance of calls), provided that if any share is issued on terms providing that it shall rank for dividend as if Paid Up (in whole or in part) or as from a particular date (either past or future) such share shall rank for dividends accordingly.

34.8

The Directors may before paying any dividend set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose to which such sums may be properly applied and pending such application may at the like discretion be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

34.9	The Directors may carry forward to the account of the succeeding year or years any balance which they do not think fit either to dividend or to place to reserve.
34.10

Any resolution of the Directors declaring a dividend on the shares of any class or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof may specify that the same shall be payable to the Persons registered as the Holders of shares of the class concerned at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed (or as the case may be that prescribed for payment of a fixed dividend) and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

34.11

The Directors may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

34.12	Any dividend or other monies payable in respect of a share may be paid by cheque or similar bank instrument sent through the post to the registered address of the Member or

Exhibit 3.1

Person entitled thereto and in the case of joint Holders to any one of such joint Holders or to such Person and to such address as the Holder or joint Holders may in Writing direct. Every such cheque or similar bank instrument shall be made payable to the order of the Person to whom it is sent or to such other Person as the Holder or joint Holders may in Writing direct and payment of the cheque (or similar bank instrument, as applicable) shall be a good discharge to the Company. Every such cheque (or similar bank instrument) shall be sent at the risk of the Person entitled to the money represented thereby.

34.13	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.
34.14

Any dividend which has remained unclaimed for a period of seven years from the date of declaration thereof shall if the Directors so resolve be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

35.	CAPITALISATION OF PROFITS

The Directors may with the authority of an Ordinary Resolution of the Company:

35.1

subject as hereinafter provided, resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) not required for paying any fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits or to capitalise any sum carried to reserve as a result of the sale or revaluation of the assets of the Company (other than goodwill) or any part thereof or to capitalise any sum standing to the credit of the Company’s stated capital account or capital redemption reserve fund;

35.2

appropriate the profits or sum resolved to be capitalised to the Members in the proportion in which such profits or sum would have been divisible amongst them had the same been applicable and had been applied in paying dividends and to apply such profits or sum on their behalf either in or towards paying up any amount for the time being unpaid on any shares held by such Members respectively as the said resolution may provide any unissued shares or debentures of the Company such shares or debentures to be allotted and distributed credited as fully Paid Up to and amongst such Members in the proportions aforesaid or partly in one way and partly in the other provided that the stated capital account and the capital redemption reserve fund and any unrealised profits may for the purposes of this Article only be applied in the paying up of unissued shares to be allotted to Members credited as fully Paid Up;

35.3

make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of certificates representing part of a shareholding or fractions of shares or by payments in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions; and

Exhibit 3.1

35.4

authorize any Person to enter on behalf of all the Members entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively credited as fully Paid Up of any further shares or debentures to which they may be entitled upon such capitalisation and any agreement made under such authority shall be effective and binding on all such Members.

36.	ACCOUNTS AND AUDIT
36.1	The Company shall keep accounting records that are sufficient to show and explain the Company’s transactions and are such as to:
36.1.1	disclose with reasonable accuracy at any time the financial position of the Company at that time; and
36.1.2	enable the Directors to ensure that any accounts prepared by the Company comply with requirements of the Law.
36.2	The Directors shall prepare accounts of the Company made up to such date in each year as the Directors shall from time to time determine in accordance with and subject to the provisions of the Law.
36.3

No Member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by the Law or authorised by the Directors or by Ordinary Resolution of the Company.

36.4

The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company signed on behalf of the Directors by one of them together with a copy of the report thereon by the Auditors in accordance with the Law.

36.5	The Directors or the Company by Ordinary Resolution shall appoint Auditors for any period or periods to examine the accounts of the Company and to report thereon in accordance with the Law.
37.	COMMUNICATIONS
37.1	Communications to be in Writing:
37.1.1	any notice or other communication to be given to or by any Person pursuant to these Articles (other than a notice convening a meeting of the Directors) shall be in Writing.
37.2	Communications to the Company:
37.2.1

subject to the Law and except where otherwise expressly stated in these Articles, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Companies Laws) shall be in hard copy form or be sent or supplied in Electronic form or by means of a website;

Exhibit 3.1

37.2.2

subject to the Law, a document or information may be given to the Company in Electronic form only if it is given in such form and manner and to such address as may have been specified by the Directors from time to time for the receipt of documents in Electronic form. The Directors may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in Electronic form;

37.2.3	a communication sent to the Company by Electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.
37.3	Communications by the Company:
37.3.1	the Company may send or supply any document or information to a Member in hard copy form:
(a)	personally; or
(b)	by sending or supplying it by post in a pre-paid envelope addressed to the Member at his registered address or by leaving it at that address in an envelope addressed to the Member.
37.4

Subject to the Law, a document or information may be sent or supplied by the Company in Electronic form to any Member who has agreed (generally or specifically) that a document or information may be sent or supplied in Electronic form and has not revoked that agreement. Where a document or information is sent or supplied by Electronic means, it may only be sent or supplied to an address specified for that purpose by the Member.

37.5

A document or information may be sent or supplied by the Company to a Member by being made available on a website if the member has agreed (generally or specifically), or pursuant to Article 37.7 is deemed to have agreed, that documents or information can be sent or supplied to the Member in that form and has not revoked such agreement. A document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient:

37.5.1	to read it; and
37.5.2	to retain a copy of it.
37.6	If a document or information is sent or supplied by the Company by means of a website, the Company must notify the intended recipient of:
37.6.1	the presence of the document or information on the website;
37.6.2	the address of the website; the place on the website where it may be accessed; and

Exhibit 3.1

37.6.3	how to access the document or information.
37.7

Any document or information made available on a website will be maintained on the website for a period of 28 days beginning with the date on which notification is given under Article 37.6 above, or such shorter period as may be decided by the Directors in their absolute discretion. A failure to make a document or information available on a website throughout the period mentioned in this Article shall be disregarded if:

37.7.1	it is made available on the website for part of that period; and
37.7.2	the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.
37.8

If a Member has been asked individually by the Company to agree that the Company may send or supply documents or information generally, or specific documents or information, to the member by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company’s request was sent (or such longer period as the Directors may specify), such Member will be deemed to have agreed to receive such documents or information by means of a website in accordance with Article 37.5 (save in respect of any documents or information as may be required to be sent in hard copy form pursuant to the Law). A Member can revoke any such deemed election in accordance with Article 37.9 below.

37.9

Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under these Articles shall only take effect if in Writing, signed (or authenticated by Electronic means) by the Member and on actual receipt by the Company thereof.

37.10

Where these Articles require or permit a document to be authenticated by a Person by Electronic means, to be valid it must incorporate the Electronic signature or personal identification details of that Person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine.

37.11	In the case of joint Holders of a share:
37.11.1

all documents or information shall be given to the joint Holder whose name stands first in the Register in respect of the joint holding and any document or information so given shall be deemed for all purposes given to all the joint Holders; and

37.11.2

anything to be agreed or specified in relation to any document or information to be given to them may be agreed or specified by any one of the joint Holders and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint Holders. The agreement or specification of the joint Holder whose name stands first in the Register in respect of the joint holding shall be

Exhibit 3.1

accepted to the exclusion of the agreement or specification of any of the other joint Holders.
37.11.3

If a Member (or, in the case of joint Holders, the person first named in the Register) has a registered address outside of Jersey or the USA but has notified the Company of an address within Jersey or the USA at which documents or information may be given to him, he shall be entitled to have documents or information given to him at that address or, where applicable, to be notified at that address of the availability of documents or information on a website. Alternatively, if a Member has a registered address outside Jersey or the USA, he may give the Company an address for the purposes of communications in Electronic form in which event, subject to these Articles, documents or information may, at the Company’s absolute discretion, be sent to him at that address. Otherwise, no such Member shall be entitled to receive any document or information from the Company.

37.11.4

If on at least two consecutive occasions any document or information sent to a Member by post at his registered address or his address at which documents or information may be given to him has been returned undelivered, such Member shall not thereafter be entitled to receive any document or information from the Company until he shall have communicated with the Company and supplied the Company with a new registered address within Jersey or the USA or an address within Jersey or the USA at which documents or information may be given to him.

37.11.5

If on at least two consecutive occasions the Company has attempted to send a document or information by Electronic means to an address for the time being notified to the Company by a Member for that purpose but the Company is aware that there has been a failure of delivery of such document or information, the Company shall, subject to the provisions of these Articles, thereafter send documents and information to such member by post at his registered address or his address at which documents or information may be given to him.

37.11.6	The provisions of this Article 37 do not affect any provision of the Laws requiring documents or information to be served on or given, sent, supplied or delivered to a member in a particular manner.
37.12

The Company may give a document or information to the Person entitled by transmission to a share by sending it in any manner authorised by these Articles for the giving of a document or information to a member, addressed to that Person by name or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any similar description, at the address (if any) in Jersey or the USA supplied for that purpose by the Person claiming to be so entitled. Until such an address has been supplied, a document or information may be given in any manner in which it might have

Exhibit 3.1

been given if the death or bankruptcy or other event giving rise to the transmission of entitlement had not occurred.
37.13	Evidence of service:
37.13.1	Any document or information:
(a)

addressed to a Member at his registered address or address at which documents or information may be given to him in Jersey or the USA shall, if sent by post, be deemed to have been given to or received by the intended recipient (where first class post is employed) on the day after the day on which it was posted or (where second class post is employed) on the second day after the day on which it was posted and, in proving service, it shall be sufficient to prove that an envelope containing the document or information was properly addressed, pre-paid and put into the post;

(b)

not sent by post but addressed to a member but left at his registered address or address at which documents or information may be given to him in Jersey or the USA shall be deemed to have been given to or received by the intended recipient on the day on which it was so left;

(c)

sent or supplied by Electronic means shall be deemed to have been given to or received by the intended recipient on the day it was sent even if the Company subsequently sends a hard copy of such document or information by post. In proving service, it shall be sufficient to show that the document or information was properly addressed and sent;

(d)

sent or supplied by the Company by means of a relevant system, that document or information shall be deemed to have been given to or received by the intended recipient when the Company or any sponsoring system-participant acting on its behalf sends the issuer’s instruction relating to the document or information; and

(e)

sent or supplied by being made available on a website shall be deemed to have been given to or received by the intended recipient on the day on which the document or information was first made available on the website or, if later, when the recipient received (or is deemed to have received) notification of the fact that the document or information was available on the website.

37.14

A Member present, either in person or by proxy, at any meeting of the Company shall be deemed to have been received due notice of the meeting and, where requisite, of the purposes for which the meeting was called.

37.15

Proof that a notice contained in an Electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

Exhibit 3.1

37.16

Any document or other information sent or supplied by the Company by any other means authorised in Writing by the Member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

37.17

Every Person who, by operation of law, transfer or any other means, becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to a Person from whom he derives his title.

37.18

If at any time by reason of the suspension, interruption or curtailment of postal services or the Electronic communications system in Jersey or the USA, the Company is or would be unable effectively to convene a general meeting by notices sent through the post or by Electronic means, notice of the general meeting may be given by a notice advertised in at least one newspaper with a national circulation in each of Jersey and the USA. Such notice shall be deemed to have been duly served on all Persons who are entitled to have notice of meetings sent to them at noon on the day when the advertisement (or, where applicable, the first of such advertisements) appears. In any such case, the Company shall send confirmatory copies of the notice by post or by Electronic means if, at least seven clear days before the meeting, the posting of notices to addresses throughout Jersey or the USA or, as the case may be, the sending of such notices by Electronic means again becomes practicable.

38.	WINDING UP
38.1

Subject to any particular rights or limitations for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued if the Company is wound up, the assets available for distribution among the Members shall be applied first in repaying to the Members the amount Paid Up on their shares respectively and if such assets shall be more than sufficient to repay to the Members the whole amount Paid Up on their shares the balance shall be distributed among the Members in proportion to the amount which at the time of the commencement of the winding up had been actually Paid Up on their said shares respectively.

38.2

If the Company is wound up, the Company may with the sanction of a Special Resolution and any other sanction required by the Law divide the whole or any part of the assets of the Company among the Members in kind and the liquidator or where there is no liquidator the Directors may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members and with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator or the Directors (as the case may be) with the like sanction determine but no Member shall be compelled to accept any assets upon which there is a liability.

39.	INDEMNITY
39.1	In so far as the Law allows, every present or former Director or other Officer of the Company shall be indemnified out of the assets of the Company against any loss or

Exhibit 3.1

liability incurred by him by reason of being or having been a Director or other Officer of the Company.
39.2

The Directors may without sanction of the Company in general meeting authorise the purchase or maintenance by the Company for any Director or other Officer or former Director or other Officer of the Company of any such insurance as is permitted by the Law in respect of any liability which would otherwise attach to such Director or other Officer or former Director or other Officer.

40.	FIXING RECORD DATE
40.1

For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose including for any dividend, distribution, allotment or issue, the Directors may fix the Record Date for any such determination of Members.

40.2

A Record Date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

40.3

If no Record Date is fixed for the determination of Members entitled to Notice of or to vote at a meeting of Members, the day immediately preceding the date on which Notice of the meeting is sent shall be the Record Date for such determination of Members. When a determination of Members entitled to vote at any meeting has been made in the manner provided in this Article such determination shall apply to any adjournment thereof.

41.	NON-APPLICATION OF STANDARD TABLE

The regulations constituting the Standard Table prescribed pursuant to the Law shall not apply to the Company and are hereby expressly excluded in their entirety.